Exhibit 5.1

January 6, 2014

BreitBurn Energy Partners L.P.

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as counsel to BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) in connection with the possible offer from time to time, pursuant to Rule 415 of the Securities Act, of:

(i) an indeterminate number of common units representing limited partner interests in the Partnership (the “Common Units”) by the Partnership,

(ii) an indeterminate number of preferred units representing limited partner interests in the Partnership (the “Preferred Units”) by the Partnership, and

(iii) an indeterminate number of partnership securities representing limited partner interests or additional equity interests in the Partnership (the “Partnership Securities” and, together with the Common Units and the Preferred Units, the “Securities”) by the Partnership.

We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Shelf Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, as “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Shelf Registration Statement, including the Prospectus, (ii) the Partnership’s First Amended and Restated Agreement of Limited Partnership and Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 thereto (as so amended, the “Partnership Agreement”), (iii) the Partnership’s Certificate of Limited Partnership, (iv) the Fourth Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC and Amendment No. 1 thereto, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each person (other than the Partnership and officers and directors thereof) signing documents we examined has the legal authority and capacity to do so; (v) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Shelf Registration Statement and the applicable Prospectus Supplement to the Prospectus; (vii) a Prospectus Supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (viii) a definitive purchase, distribution, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (ix)  any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (x) the certificates for the Securities will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Securities.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

January 6, 2014 Page 2

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, distribution, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Prospectus Supplement and the Prospectus).

2.	With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the offering and related matters and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, distribution, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Preferred Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Prospectus).

3.	With respect to the Partnership Securities, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Partnership Securities, the terms of the offering and related matters and (ii) the Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, distribution, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Partnership Securities will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Prospectus).

January 6, 2014 Page 3

The opinions expressed herein are qualified in the following respects:

A.	We express no opinions concerning the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

B.	These opinions are limited in all respects to the federal laws of the United States of America, the DRULPA, the Delaware Limited Liability Company Act, and the Constitution of the State of Delaware, including all applicable statutory provisions and reported judicial decisions interpreting those laws, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

C.	We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Shelf Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is furnished to you in connection with the filing of the Shelf Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.